Exhibit 5.1

February 14, 2018

Pieris Pharmaceuticals, Inc.

255 State Street, 9th Floor

Boston, MA 02109

Ladies and Gentlemen:

We have acted as local Nevada counsel to Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (File No. 333-211844) (the “Registration Statement”), including the Base Prospectus contained therein, dated August 3, 2016 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated February 13, 2018 (together with the Base Prospectus, the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of 6,325,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares as contemplated by, and as described in, the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion set forth below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws, each as amended to date, (iii) the resolutions of the board of directors and pricing committee of the Company authorizing and approving, among other things, the consummation of the transactions contemplated by the Registration Statement, including the Prospectus, and (iv) such agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings, as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

main 702.382.2101

Brownstein Hyatt Farber Schreck, LLP

bhfs.com

Pieris Pharmaceuticals, Inc.

February 14, 2018

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each document we reviewed has been or will be duly executed and delivered by the parties thereto (other than the Company) to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the obligations of each party to any such document we examined are or will be its valid and binding obligations, enforceable in accordance with its terms; (iii) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (vi) after any issuance of the Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada as in effect as of the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, having regard to legal considerations and other information that we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when and to the extent the Shares are issued and sold against payment in full of all consideration required therefor, and as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws, rules and regulations of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws, rules, regulations or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP